FACILITIES, ADMINISTRATION AND OPERATING SERVICES
                            AGREEMENT




THIS FACILITIES ADMINSTRATION AND OPERATING SERVICES AGREEMENT (this "Agreement") is made as of July 31st, 2006 by and between SH Celera Capital Corporation, a Maryland corporation (hereinafter referred to as the "SHCCC"), and G/O International, Inc., a Colorado corporation (hereinafter referred to as the "Corporation").

                       W I T N E S S E T H:

WHEREAS, the Corporation and SHCCC have entered into a Reorganization Plan and Agreement ("Reorganization Agreement") of even date herewith pursuant to which each has undertaken to executed and delivery a Facilities Administration and Operating Services Agreement, setting forth the terms upon which SHCCC will provide the facilities and administrative services to the Corporation and, for on behalf of the Corporation, utilizing the Corporation's designated trade name "G/O Business Solutions, Inc." to perform certain operating services necessary for the Company to undertake providing fee based consulting services to client companies as set forth herein (the "Corporations Business");


WHEREAS, the Corporation desires to retain SHCCC to provide the facilities and administrative services to the Corporation and, for on behalf of the Corporation, utilizing the Corporation's designated trade name "G/O Business Solutions, Inc." to perform certain operating services necessary to conduct the Corporation's Business, in the manner and on the terms hereinafter set forth; and

WHEREAS, SHCCC is willing to provide the facilities and the administrative services to the Corporation and, for an on behalf of the Corporation, utilizing the Corporation's designated trade name "G/O Business Solutions, Inc." to perform the operating services, on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the SHCCC and the Corporation hereby agree as follows:


1. Engagement and Duties of SHCCC.

 A. Engagement of SHCCC. The Corporation hereby engages SHCCC to furnish, or arrange for others to furnish, the Facilities, the Administrative Services (including personnel), and to perform the Operating Services described below, subject to review by and the overall control of the Corporation's Board of Directors for the period and on the terms and conditions set forth in this Agreement. SHCCC hereby accepts such engagement and agrees during such period to render, or arrange for the provision of such Facilities, the rendering of such Administrative Services and to perform the Operating Services and to assume the obligations herein set forth subject to the payment of fees and reimbursement of expenses as provided for below. SHCCC and any such other persons providing services arranged for by SHCCC shall, for all purposes herein, be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Corporation in any way or otherwise be deemed agents of the Corporation.

 B. The Facilities. SHCCC shall provide the Corporation with offices located at 14360 Sylvanfield Road, Houston Texas 77014 (the "Facility"). Such offices shall be equipped with:

      (i) A telephone system with one voice line, one fax line and an answering service;

      (ii) A computing system with a dedicated terminal connected through the Internet with a T-1 Line. SHCCC shall provide the Corporation with access to one access seat to its MS Sharepoint Portal Server and a corresponding portal, and shall, for additional charges, at cost, develop additional intranet and extranet portals for the Corporation's clients. In addition, the Corporation shall be provided access to SHCCC's MS Office Suite and application tools contained therein;

      (iii) The Corporation and its employees shall have access to all common areas within the Facility including lunch room areas, restroom areas, common reception area, board room and parking areas. All areas shall be provided routine janitorial services.

      (iv) SHCCC shall post a sign in its lobby identifying the Corporation as resident within the Facility with instructions to the Corporation's office(s).

      To the extent that the Corporation requires additional space or equipment access, SHCCC will accommodate such requests, if available, and shall adjust the monthly charges based upon the amount of additional space or equipment usage required.

 C. The Administrative Services. SHCCC shall perform or oversee, or arrange for, the performance of the administrative services necessary for the operation of the Corporation. Without limiting the generality of the foregoing, SHCCC shall provide the Corporation with clerical, bookkeeping and record keeping services at the office Facility and such other administrative services as SHCCC, subject to review by the Corporation's Board of Directors, shall from time to time determine to be necessary or useful to conducting the Company's Business. SHCCC shall also, on behalf of the Corporation, upon review and prior written approval of the Corporation's Board of Directors, arrange for the services of and oversee, accountants, attorneys, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable for the Corporation to conduct the Corporation's Business. SHCCC shall be responsible for the financial and other records that the Corporation is required to maintain and shall supervise the preparation of all reports and other materials required to be filed with the SEC and any other regulatory authority, subject to review by the Corporation's Board of Directors. SHCCC shall overseeing the preparation and filing of the Corporation's tax returns, and the printing and dissemination of reports to the Corporation's stockholders, and generally overseeing the payment of the Corporation's expenses and the performance of administrative and professional services rendered to the Corporation by others.

    The Corporation will bear all costs and expenses that are incurred in its operation and transactions. Costs and expenses to be borne by the Corporation include, but are not limited to, those relating to: expenses payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Corporation and in monitoring the Corporation's operations; interest payable on debt, if any, incurred to finance the Corporation; offerings of the Corporation's common stock and other securities; fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with performing consulting services; transfer agent and custodial fees; federal and state registration fees; all costs of registration and listing the Corporation's shares on any securities exchange; federal, state and local taxes; independent directors' fees and expenses; costs of preparing and filing reports or other documents required by the SEC; costs of any reports, proxy statements or other notices to stockholders, including printing costs; the Corporation's cost of directors and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; and all other expenses incurred by the Corporation or SHCCC in connection with administering the Corporation's business.


 D. The Operating Services. SHCCC, through its staff, will perform such operational functions as required to conduct the Corporation's business of providing Business Development Services ("Services") to client companies including, but not limited to: marketing and sales of the Services, negotiating and documenting retainer agreements, performing the Services, a description of which are set forth in Exhibit 1 hereto, which by this reference is incorporated herein. Such Services shall be provided by SHCCC on the Corporation's behalf utilizing the Corporation's trade name "G/O Business Solutions, Inc." In each case, all contracts shall be directly with the Corporation and shall be signed by an officer or director of the Corporation. In connection with provision of the Services, SHCCC shall make reports to the Corporation's Board of Directors of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Corporation as it shall determine to be desirable; provided that nothing herein shall be construed to require SHCCC and its staff to make any final business judgments or decisions for the Corporation.

2. Records. SHCCC agrees to maintain and keep all books, accounts and other records of the Corporation that relate to activities performed by SHCCC hereunder and, SHCCC agrees that all records that it maintains for the Corporation shall at all times remain the property of the Corporation, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of this Agreement or otherwise on written request. SHCCC further agrees that all records which it maintains for the Corporation will be preserved for the periods prescribed by the laws to which the Corporation may be subject. Records shall be surrendered in usable machine-readable form, at the request of the Corporation. SHCCC shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

3. Non-Solicitation of Client Companies. All client companies of the Corporation shall be the property of the Corporation and shall remain so, without limit following the termination of this Agreement. SHCCC hereby agrees that it shall not, without the prior consent of the Corporation, during the term of this Agreement or, without limit at any time thereafter solicit or assist others in soliciting any client company for the purpose of performing any of the Consulting Services performed hereunder on behalf of the Corporation.

4. Non-Compete. SHCCC hereby agrees that it shall not, without the prior written consent of the Corporation, during the term of this Agreement or, without limit, at any time thereafter enter into or assist others in entering into any business that would offer or perform the Consulting Services.

5. Confidentiality. The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information, shall be used by any other party hereto solely for the purpose of performing the obligations pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

6. Compensation for the Facility, the Administrative Services and the Operating Services.

A. Fixed Fee. In consideration for providing the Facility and the Administration Services, the Corporation shall pay to SHCCC, monthly, in advance, a fee equal to $10,000. Such fee shall be due on the 15th of each month, and shall accrue, if not timely paid. When funds are not available for the payment of such Fixed Fees, such Fixed Fees shall accrue and are paid on a first in first out basis, when funds become available, before any distributions are made to the Corporation.

B. Reimbursement of SHCCC Staff Charges. The Corporation shall reimburse SHCCC monthly, the following salaries:

    Brian Rodriguez $4,166
    Dwayne Deslatte $6,250

C. Participation in Consulting Fees. In consideration for providing the Services, SHCCC shall be paid an amount equal to 50% of all cash consulting fees earned after deduction of the Fixed Fee and Reimbursement of SHCCC Staff Charges set forth in subparagraphs A and B above. In connection therewith, SHCCC shall provide a monthly accounting of all fees billed and collected for such month. Fees paid in property or shares of a client corporation (Non-Cash Compensation")" shall be distributed directly to the Corporation's shareholders. In connection with any Non-Cash Compensation consisting of shares of a client company, the Corporation shall obtain undertakings from each such client company prior to accepting such Non-Cash Compensation, to complete the steps necessary to distribute such shares to the Corporation's shareholders including, but not limited to: (i) registration of such shares under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "34 Act") (ii) qualifying such shares as "Covered Securities" under Section 18 of the Securities Act of 1933, as amended (the "33 Act") and
(iii) registering such shares for distribution to the Corporation's shareholders pursuant to the 33 Act. In each case such undertakings by a client company shall be set forth in the Retainer Agreement executed in connection with providing the Services for Non-Cash Compensation.

7. Limitation of Liability of SHCCC; Indemnification. SHCCC, its respective directors, officers, managers, partners, agents, employees, controlling persons, and any other person or entity affiliated with any of them (collectively, the "Indemnified Parties"), shall not be liable to the Corporation for any action taken or omitted to be taken by SHCCC in connection with the performance of any of its duties or obligations under this Agreement or otherwise in providing the Facilities, the Administrative Services or the Operating Services for the Corporation, and the Corporation shall indemnify, defend and protect SHCCC (and its directors, officers, managers, partners, agents, employees, controlling persons, and any other person or entity affiliated with SHCCC, including without limitation the Indemnified Parties (each of whom shall be deemed a third party beneficiary hereof) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Corporation or its security holders) arising out of or otherwise based upon the performance of any of SHCCC's duties or obligations under this Agreement or otherwise in providing to the Corporation the Facilities, Administrative Services and Operating Services. Notwithstanding the preceding sentence of this Paragraph 7 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Corporation or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of SHCCC's duties or by reason of the reckless disregard of SHCCC's duties and obligations under this Agreement; provided, however, that the maximum liability of SHCCC or any other Indemnified Party shall be the total compensation paid SHCCC hereunder.

8. Activities of SHCCC. The services of SHCCC to the Corporation are not to be deemed to be exclusive, and SHCCC and each other person providing services as arranged by SHCCC is free to render services to others, provided they do not violate the provisions contained in paragraphs 3, 4, and 5. It is understood that directors, officers, employees and stockholders of the Corporation are or may become interested in SHCCC and its affiliates, as directors, officers, managers, employees, partners, stockholders or otherwise, and that SHCCC and directors, officers, managers, employees, partners and stockholders of SHCCC and its affiliates are or may become similarly interested in the Corporation as stockholders or otherwise. To the extent that any person possesses a conflict with respect to any particular transaction, the decision respecting such transaction shall be determined by the provisions of the Corporation's Bylaws, and the determination of the disinterested members of the Corporation's Board of Directors.

9. Limitation of Services. It is understood between the parties that neither SHCCC nor any of its officers, directors, employees, affiliates and/or agents or partners are providing legal services, accounting services or security broker/dealer services, and such services must be retained by the Corporation, at its own cost and expense. It is expressly acknowledged that SHCCC will utilize its best efforts in performing the Operating Services contemplated hereby but no representations are made as to the ultimate success of any transaction or other action undertaken by the Corporation in undertaking to provide the Services.

10. Duration and Termination of this Agreement. This Agreement shall become effective as of the date hereof, and subject to early termination as provided in paragraphs A or B herein below, shall remain in force with respect to the Corporation for two years thereafter, and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Board of Directors of the Corporation and (ii) a majority of those members of the Corporation's Board of Directors who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act) of any such party.

A. This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Corporation's Board of Directors, or by SHCCC, upon 60 days' written notice to the other party.

B. This Agreement shall automatically terminate at such time as either: (i) the Corporation has raised not less than $2,500,000 in equity capital, or (ii) the Corporation has accumulated cash reserves equaling not less than one year's projected required operating cash, as determined by the Corporation's Board of Directors.

11. Amendments of this Agreement. This Agreement may not be amended or modified except by an instrument in writing signed by all parties hereto.

12. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party. No assignment by either party permitted hereunder shall relieve the applicable party of its obligations under this Agreement. Any assignment by either party in accordance with the terms of this Agreement shall be pursuant to a written assignment agreement in which the assignee expressly assumes the assigning party's rights and obligations hereunder.

13. Governing Law. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement directly or indirectly ("Claim") shall be governed by and construed in accordance with the laws of the State of Texas without regard to principles of conflicts of law. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of Texas located in the City of Houston and County of Harris or in the United States District Court for the Southern District of Texas, which courts shall have exclusive jurisdiction over the adjudication of such matters, and each of the Corporation and SHCCC consent to the jurisdiction of such courts and personal service with respect thereto. The Corporation hereby consents to personal jurisdiction, service and venue in any court in which any third party brings a Claim arising out of, or in any way relating to, this Agreement against SHCCC or any Indemnified Party. The Corporation, waives all right to trial by jury in any Proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Corporation agrees that a final judgment in any such Proceeding or counterclaim brought in any such court shall be conclusive and binding upon them and may be enforced in any other courts to the jurisdiction of which they are or may be subject, by suit upon such judgment.

14. No Waiver. The failure of either party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

15. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

16. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement.

18. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at their respective principal executive office addresses.

19. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to such subject matter.


IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


SH Celera Capital Corporation, a
Maryland corporation



By/s/George Jarkesy
George Jarkesy, President

G/O International, Inc., a
Colorado corporation



By/s/Brian Rodriguez
Brian Rodriguez, President

                            EXHIBIT 1

                     The Consulting Services

Through SHCCC, we will provide Consulting Services targeted to companies in various industries and at various stages of development including.

For Entrepreneurial Start-Up Ventures- expert advice will be provided to founders seeking to resolve critical issues regarding:

  *  Development of intellectual property rights and strategies;
  * Development of comprehensive business and operating plans including detailed start-up pro-forma statements;
  * Development of marketing, operations, capital funding and organization strategies;
  * Development of entity structure, formation, organization and operationalization;
  * Recruitment of qualified management to fill critical management positions including CEO's, and CFO's;

For Young Established Private Growth Companies- to shareholders and management, of established companies seeking to drive growth through expansion or acquisition, expert advice will be provided regarding:
  * Development of internal growth and expansion strategies;
  * Development of acquisition strategies;
  * Locating acquisition targets;
  * Performing due diligence review of acquisition targets;
  * Preparation of acquisition process and transition programs;

For Mature Established Private Companies- to shareholders and management of mature established companies expert advice will be provided regarding:

  * Development of strategies for creating shareholder liquidity;
  * Development of spin-off, split-off or other divestiture strategies;
  * Development of merger and acquisition strategies;
  * Developing succession plans for private owners;
  * Recruiting qualified senior management;
  * Development of Joint venturing and new market entry strategies
  * Locating acquisition targets;
  * Performing due diligence review of acquisition targets;
  * Preparation of acquisition process and transition programs.

For Companies that are experiencing financial difficulties- to management of companies experiencing financial difficulties expert advice will be provided regarding:

  * Development of liquidation or debtor in possession strategies;
  * Development of split-up, spin-off strategies or other divestiture strategies;
  * Valuations;
  * Development of merger, acquisition or joint venture strategies;
  * Creditor negotiation and negotiated repayment plans;

The Consulting Services will be offered to client companies:

On a Retainer Basis, in which case, regular payment will be charged to represent a client company as an extension of one of more of its existing business functions or to provide a function not otherwise performed by the client company. This begins with a complete review of the client company's situation, objectives, and constraints and if necessary, the development of strategic and logistic plans necessary to meet the stated objectives within the defined constraints.

On a Project Basis, which will be proposed and billed on a per-project and per-milestone basis. Project consulting will provide a client company a means to harness the experience and expertise to solve specific problems, develop and/or implement plans, identify certain opportunities, or develop specific information. A project will begins with a series of interviews with the client company to identify the nature of the project, its scope, deliverables, resources and milestones. The project will then be entered into a computerized project management system that clearly defines the required activities, the available resources and their assignments, the time line to complete each activity and a gant chart showing the entire timeline and critical path to complete the project. Thereafter, either independently or in conjunction with the client company's SHCCC's staff will undertake to complete the defined activities necessary to complete the project.